EXHIBIT 4



                           IMTEC, INC.
                      1993 Stock Option Plan


Section 1.     Purpose

     The purpose of the Imtec, Inc. 1993 Stock Option Plan (the "Plan") is to advance the interests of Imtec and its shareholders by providing employ officers and directors with an opportunity to share in the future growth of the Company through the purchase of shares of Imtec Stock.


Section 2.     Definitions

     When used herein, the following terms shall have the following meanings:

          (a) "Affiliate" means any company controlled by the Company, controlling the Company or under common control with the Company.

          (b) "Award" means an Option granted to any Director or Eligible Employee in accordance with the provisions of the Plan.

          (c) "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 6 to exercise options granted under the Plan upon the death of a Participant.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

(All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered and any successor provisions.)

          (f) "Company" means Imtec, Inc. and its successors and assigns.

          (g) "Committee" means the Committee appointed by the Board pursuant to Section 7.

          (h) "Director" means a non-employee member of the Board.

          (i) "Effective Date" means - August 19, 1993.

          (j) "Eligible Employee" means an employee of any Participating Company whose responsibilities and decisions in the judgment of the Committee, significantly affect the management, growth, performance or profitability of any Participating Company. Where required by the context, "Eligible Employee" includes an individual who has been granted an Award but is no longer an employee of any Participating Company.

          (k) "Fair Market Value" means, unless another reasonable method for determining fair market value is specified by the Committee, the closing market price of a share of Common Stock as reported by NASDAQ for the trading date next preceding the date in question.

          (l) "Incentive Stock Option" means an Option to purchase Stock subject to the applicable provisions of Section 4, awarded in accordance with the terms of the Plan, which is qualified under Section 422 of the Code.



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          (m) "Nonqualified Stock Option" is an option to purchase Stock, subject to the applicable provisions of Section 4, awarded in accordance with the terms of the Plan and which is not qualified under
      Section 422 of the Code.

          (n) "Option" means an option to purchase stock which may be an Incentive Stock Option or a Nonqualified Stock Option.

          (o) "Option Agreement" means the written agreement or certificate evidencing each Option granted under the Plan.

          (p) "Participant" means an Eligible Employee or Director who receives an Award under the Plan.

          (q) "Participating Company" means the Company or any subsidiary or other company related to the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

          (r) "Plan" means the Imtec, Inc. 1993 Stock Option Plan, as the same may be amended, administered or interpreted from time to time.

          (s) "Stock" means the Common Stock of the Company and any successor Common Stock.

          (t) "Total Disability" means the complete and permanent inability of an Eligible Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems, appropriate or necessary.


Section 3.     Shares Subject to the Plan

     Subject to adjustment in accordance with Section 9, the total number of shares of the Stock of the Company available for Awards during the term of this Plan shall not exceed 200,000 shares. Shares of Stock to be delivered upon exercise of options under the Plan shall be made available from presently authorized but unissued Stock of the Company or authorized and issued shares of Stock reacquired and held as treasury shares, or a combination thereof. If any option shall be cancelled, expired or terminated without having been exercised in full, the shares of Stock allocable to the unexercised, canceled, forfeited portion of such option shall again be available for the purpose of the Plan.


Section 4.     Stock Options

     (a) The Committee shall (i) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or a combination of Incentive Stock Options and Nonqualified Stock Options; (ii) determine the number of shares of Stock subject to each Option; and (iii) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock for which Incentive Stock Options granted to any Eligible Employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000.

     (b) The exercise period for an Option, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Eligible Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.



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     (c)  The Option price per share shall be determined by the Committee at the time any Option is granted and shall not be less than the Fair Market Value, or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value, on the date the Option is granted, as determined by the Committee, provided, however, that such price shall be at least equal to the par value of one share of Stock.

     (d) No part of any Option may be exercised until (i) the Eligible Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period, if any, after the date on which the Option is granted or (ii) achievement of such performance or other criteria, if any, by the Eligible Employee, the Company or any subsidiary, affiliate or division of the Company, as the Committee may specify, and the Committee may further require exercisability in instants.

     (e) Subject to Section 5(b), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock already owned by the optionee, (for, such period as, the Committee may specify to avoid adverse accounting treatment) having a total fair market value as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total Fair Market Value, as so determined, equal to the purchase price. The Committee may provide, in its discretion, that all or a portion of the purchase price may be paid by the Eligible Employee's full recourse promissory note, secured by shares of Stock, bearing interest at a rate specified by the Committee (in no event less than the minimum rate necessary to avoid imputed income for federal income tax purposes) or by irrevocable instructions from the optionee to a broker to sell a sufficient number of shares of Stock issuable upon exercise of an Option to pay the purchase price and to deliver the net proceeds of any such sale to the Company and subject to such other terms and conditions as the Committee may specify. In addition, the Committee, in its sole discretion, may elect to cash-out all or any part of an Option by paying the optionee an amount, in cash or in shares of Stock, equal to the excess of the Fair Market Value of the Stock over the purchase price on the date of any such cash-out.

     (f) Each Award granted under the Plan shall be evidenced by a written Option Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

     (g) The Committee may modify or amend any Awards or waive any restrictions or conditions applicable to any Awards or the exercise or retention thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely affects the rights of any recipient of previously granted Awards without his or her consent, unless such modification, amendment or waiver is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation).


     (h) (i) Except as otherwise specified by the Committee, if an Eligible Employee who has been granted an Option dies (A) while an employee of any Participating Company or (B) within three months after termination of his or her employment with all Participating Companies, all of his or her Options shall become fully exercisable and may be exercised by the person or persons to whom the Eligible Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within one year after the date of the Eligible Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.


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          (ii) Except as otherwise specified by the Committee, if the
     Eligible Employee's employment by any Participating Company terminates because of his or her Total Disability (and such Eligible Employee has not died within the following three months), all of his or her Options shall become fully exercisable and may be exercised at any time, or from time to time, within one year after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.

          (iii) Except as otherwise specified by the Committee, if the Eligible Employee's employment terminates for any other reason, he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.


     (i) No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him or her or by his or her guardian or legal representative.

     (j) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an Incentive Stock Option within the meaning of Section 422 of the Code.


Section 5.     Certificates for Awards of Stock

     (a) Each Participant entitled to receive shares of Stock upon exercise of an Option under the Plan shall be issued a certificate for such shares. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted and
(ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 5(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

     (c) No Participant awarded an Option shall have any right as a shareholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares.


Section 6.     Beneficiary

     (a) Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to exercise the Option, if any, payable under the Plan upon his or her death. A Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.



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     (b)  If no such Beneficiary designation is in effect at the time of a
Participant's death, or if no designated Beneficiary survives the Participant or if such designation conflicts with law, the Participant's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


Section 7.     Administration of the Plan

     (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation.

     (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Option Agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be conclusive and binding on all persons for all purposes.

     (d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

     (e) The Committee's decisions and determinations under the Plan and with respect to any Option granted thereunder need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.


     (f)  The Committee shall keep minutes of its actions under the Plan.
The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

     (g) The Committee may employ such legal counsel, including without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.



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     (h)  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification or insurance the members or former members may have as directors or under the by-laws of the Company or otherwise.


Section 8.     Amendment or Discontinuance

     The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment shall become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any recipient of a previously granted award without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation.


Section 9.     Adjustments; Changes in Control

     (a) In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other event which could distort the implementation of the Plan or the realization of its objectives, the Committee may make such appropriate adjustments in the number and kind of securities which may be issued pursuant to Awards under the Plan, including Awards then outstanding, or the terms, conditions or restrictions on securities or Awards as the Committee deems equitable.

     (b) The Committee in its discretion may include provisions in any option granted to an Eligible Employee that become effective upon a change in control of the Company (as defined by the Committee) and that provide for the acceleration of the exercisability of, the Option. Such provisions may also include the right, in lieu of exercising an Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price per share under the Option, multiplied by the number of shares of Stock with respect to which such right is exercised. The provisions authorized by this Section 9(b) may be included in an Award at the time of grant of the Award or thereafter.


Section 10.    Miscellaneous

     (a) Nothing in this Plan or any Option granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

     (b) Absence or leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Option may be granted to an employee while he or she is absent or leave.



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     (c)  The right of any Participant or other person to any Option granted under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (d) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Participants at all reasonable times at the Company's administrative offices.


     (e) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withhold shares of Stock to be issued, or by delivering to the Company shares of Stock owned by the Participant or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes.

     (f) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required.

     (g) All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

     (h) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (i) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.


Section 11.    Effective Date and Stockholder Approval

     The Effective Date of the Plan shall be August 19, 1993, subject to approval by the holders of a majority of the Company's common stock at the 1993 Annual Meeting. No awards will be granted under the Plan after the expiration of ten years from the Effective Date.